UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2007
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (513) 794-7100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On October 3, 2007, Streamline Health Solutions, Inc. (“Streamline Health”) announced the termination of the employment of William A. Geers, Streamline Health’s Vice President of Development and Chief Operating Officer effective as of October 1, 2007. Accordingly, the employment agreement between Streamline Health and Mr. Geers also terminated. Pursuant to the terms of the employment agreement, Streamline Health will pay severance to Mr. Geers in the amount of $143,389, which equals 60% of his current salary plus 60% of the bonuses paid to him during Streamline Health’s last completed fiscal year. The employment agreement, as amended, has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference as shown in Exhibits 10.1(a), 10.1(b) and 10.1(c) to this report.
     Streamline Health and Mr. Geers have agreed that Mr. Geers will provide certain ongoing consulting services through April 30, 2008. The specific terms and conditions of this consulting arrangement have not yet been finalized.
     Streamline Health has determined that Mr. Geers will not be replaced and that other members of the existing management team will assume additional responsibilities.
     On October 2, 2007, the Board of Directors of Streamline Health appointed Gary M. Winzenread (age 43) as Vice President of Product Development and Strategy. Mr. Winzenread joined Streamline Health in June, 2007. Prior to that time, from June, 2006 Mr. Winzenread was a principal Consultant of Cognate, LLC, in the areas of change management, business strategies, creation of business plans and defining key business metrics. From March 2004 through June 2006, he was Vice President of Business Development and Marketing at Number Six Software which acquired Praxis Solutions, LLC of which he was President, Chief Executive Officer and Founder since June 1998. Praxis was a software development company doing custom development, process improvement and methodology enhancement, project and program management for numerous companies including Fortune 500 Companies. There are no family relationships between Mr. Winzenread and any Director or Executive Officer of Streamline Health Solutions, Inc. Since the beginning of Streamline Health’s last fiscal year, Mr. Winzenread has had no relationships with Streamline Health that would require disclosure under Item 404 of Regulation S-K.
     On October 2, 2007, the Board of Directors of Streamline Health appointed Joseph O. Brown, II (age 47) as Vice President of Client Services and Chief Information Officer. Mr. Brown has been an employee of Streamline Health since 1991, and has served in many positions including Client Support, Implementation Services, and Corporate Information Services. In addition, Mr. Brown developed and has managed Streamline Health’s Application Hosting Services operations since its inception in 1997.

There are no family relationships between Mr. Brown and any Director or Executive Officer of Streamline Health Solutions, Inc. Since the beginning of Streamline Health’s last fiscal year, Mr. Brown has had no relationships with Streamline Health that would require disclosure under Item 404 of Regulation S-K.
Item 7.01 REGULATION FD DISCLOSURE
     On October 3, 2007, Streamline Health issued a press release announcing the management changes described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01. The information in this Item 7.01, including the press release, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1(a)	#	Employment Agreement among Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., Streamline Health, Inc. f/k/a LanVision, Inc. and William A. Geers effective February 1, 2004 (Previously filed with the Commission, and incorporated herein by reference from, Exhibit 10.2 of the Registrant’s (LanVision Systems, Inc.) Form 8-K, as filed with the commission on December 9, 2004.)

10.1(b)	#	Amendment No. 1 dated December 8, 2004 to the Employment Agreement among William A. Geers, Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc. and Streamline Health, Inc. f/k/a LanVision, Inc. (Previously filed with the Commission, and incorporated herein by reference from, Exhibit 10.3 of the Registrant’s (LanVision Systems, Inc.) Form 8-K, as filed with the commission on December 9, 2004.)

10.1(c)	#	Amendment No. 2 dated January 27, 2006 to the Employment Agreement among William A. Geers, Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc. and Streamline Health, Inc. f/k/a LanVision, Inc. (Previously filed with the Commission, and incorporated herein by reference from, Exhibit 10.2 of the Registrant’s (LanVision Systems, Inc.) Form 8-K, as filed with the commission on January 31, 2006.)

99.1		News Release of Streamline Health Solutions, Inc. dated October 3, 2007.

#	Management Contracts and Compensatory Arrangements.

Signatures
     Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: October 3, 2007	By:	/s/ J. Brian Patsy
J. Brian Patsy
Chief Executive Officer

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